UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2005

ImmunoGen, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

128 Sidney Street, Cambridge, MA 02139
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (617) 995-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On November 2, 2005, the Governance and Nominating Committee of the Board of Directors of ImmunoGen, Inc. (the “Company”) recommended, and the Board of Directors (the “Directors”) approved, certain changes to the Company’s By-laws. A summary of the changes to the By-laws approved by the Directors is set forth below.

Article I - Stockholders

•
Added a new section entitled “Notice of Stockholder Business and Nominations.” This change requires stockholders who intend to propose business to be acted upon at a stockholder meeting to provide advance notice of their proposals, or director nominations, to the Company. Section 1.11.

•
Deleted a provision which would permit any stockholder holding 10% or more of the Company’s common stock to present matters to be considered for action at an annual meeting, due to the addition of Section 1.11 noted above. Section 1.2.

•	Added a provision including details as to the conduct of stockholder meetings. Section 1.1.

•
Changed the reference to the date on which the annual meeting is to be held from the very specific (“the second Tuesday in November”) to the more general (“any date within six months after the end of the fiscal year”). Section 1.2.

•	Stockholder meetings are now permitted to be held outside of the United States for Massachusetts corporations. Deleted the requirement that all meetings be held within the United States. Section 1.1.

•
E-mail and fax notices to stockholders are now permitted under the Massachusetts Business Corporation Act (the “MBCA”). Changed to provide more flexibility in giving notices to stockholders. Section 1.4.

•	Changed the maximum permitted duration of stockholder proxies from 6 months to 11 months to be consistent with that permitted by the MBCA. Section 1.7.

Article II - Officers and Directors

•	Deleted references to particular rights of classes of Preferred Stock, as no classes of Preferred Stock are currently issued or outstanding. Sections 2.1 and 3.2.2.

•
The title of Clerk has been replaced with the title of Secretary in the MBCA. For corporations that still provide for a Clerk, the statute provides that such Clerk shall be deemed to be the Secretary for purposes of the statute until a Secretary is appointed. As the Company’s former By-laws provided for a Secretary, as well as a Clerk they were amended to consolidate these two positions into one, called the Secretary. See changes throughout, and particularly in Sections 2.1, 4.4 and 4.5.

•	Changed to allow directors to be removed by a majority of the other directors for cause. Section 2.2.

Article III - Board of Directors

•
Changed the minimum length of advance notice for Board meetings from three to two days in accordance with the MBCA. In addition, e-mail and fax notices to directors are now expressly permitted under the MBCA. Section 3.2.2.

•	Changed the vote requirement for formation of Board committees from 75% to a majority. Section 3.4.

Article V - Capital Stock

•
Changed the maximum amount of time prior to a stockholder meeting in which a record date could be to be no more than 70 days prior to the date of the relevant meeting or dividend. The MBCA extended the maximum period to 70 days. Section 5.3.

•	Deleted reference to treasury stock as the MBCA now does not provide for treasury stock. Section 5.5.

Article VI - Miscellaneous Provisions

•	Added various other provisions relating to general activities of the Corporation and interpretation of provisions in the By-laws. Sections 6.10 - 6.15.

The foregoing summary of such amendments is qualified in its entirety by reference to the complete text of the Company’s By-laws, as amended and restated effective November 2, 2005, filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated in this Item 5.03 by reference.

ITEM 9.01  Financial Statements and Exhibits.

3.1 Amended and Restated By-laws

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: November 4, 2005	By:	/s/ Karleen M. Oberton
Karleen M. Oberton
Senior Corporate Controller
(Principal Accounting Officer)

Exhibit Index

Exhibit No.	Description of Exhibit

3.1	Amended and Restated By-laws

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